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                                                                      EXHIBIT 21
                                MASCO CORPORATION
                            (A DELAWARE CORPORATION)

Subsidiaries as of March 9,  1999*
                                                       JURISDICTION OF
    NAME                                        INCORPORATION OR ORGANIZATION
    ----                                        -----------------------------
Alsons Corporation                                        Michigan
American Metal Products Company                           Delaware
     A.M.P. Industrial Mexicana S.A. de C.V. (97%)        Mexico
     Registers Unique, Inc.                               Delaware
American Shower & Bath Corporation                        Michigan
Aqua Glass Corporation                                    Tennessee
     Aqua Glass West, Inc.                                Delaware
     Tombigbee Transport Corporation                      Tennessee
Baldwin Hardware Corporation                              Pennsylvania
     Baldwin Decorative Coatings, Inc.                    Delaware
     Baldwin Hardware Service Corp.                       Delaware
Brass-Craft Manufacturing Company                         Michigan
     Brass-Craft Holding Company                          Michigan
          Brass-Craft Canada Ltd.                         Canada
     Brass-Craft Western Company                          Texas
     Plumbers Quality Tool Mfg. Co., Inc.                 Michigan
     Tempered Products, Inc.                              Taiwan
     Thomas Mfg. Company Inc. of Thomasville              North Carolina
Brugman, L.L.C.                                           Delaware
Brush Creek Ranch II, Inc.                                Missouri
Cal-Style Furniture Mfg. Co.                              California
Cobra Products, Inc.                                      Delaware
Composite Products, Inc.                                  Delaware
Delta Faucet Services International, Inc.                 Delaware
Epic Fine Arts Company                                    Delaware
     Beacon Hill Fine Art Corporation                     New York
     Morning Star Gallery, Ltd.                           New Mexico
The Faucet-Queens Company Acquisition, Inc.               Delaware
Fieldstone Cabinetry, Inc.                                Iowa
Flint & Walling Industries, Inc.                          Delaware
Franklin Brass Manufacturing Co.                          Delaware
Gale Industries, Inc.                                     Florida
     Tri-State Industries, Inc.                           Delaware
Gamco Products Company                                    Delaware
General Accessory Manufacturing Co.                       Oklahoma
KraftMaid Cabinetry, Inc.                                 Ohio
     KraftMaid Trucking, Inc.                             Ohio
     KraftMaid Distribution Centers, Inc.                 Delaware
Landex, Inc.                                              Michigan
Landex of Wisconsin, Inc.                                 Wisconsin

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*Directly  owned  subsidiaries appear at the  left  hand  margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

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Liberty Hardware Mfg. Corp.                               Florida
The Marvel Group, Inc.                                    Delaware
Masco A.G. Disposition, Inc.                              Kentucky
Masco B.V.                                                Netherlands
     Turad B.V.                                           Netherlands
          Brugman Radiatorenfabriek B.V.                  Netherlands
Masco Building Products Corp.                             Delaware
     Computerized Security Systems, Inc.                  Michigan
          Computerized Security Systems of Canada, Inc.   Ontario
     Weiser Lock Corporation                              California
          Weiser Lock Mexico S.A. de C.V.                 Mexico
     Winfield Locks, Inc.                                 California
Masco Capital Corporation                                 Delaware
     Masco Holdings Limited                               Delaware
Masco Chile Limited (99%)                                 Chile
Masco Corporation of Indiana                              Indiana
     Damixa A/S                                           Denmark
          KS Beheer B.V.                                  Netherlands
               Damixa Nederland B.V.                      Netherlands
          N.V. Damixa S.A.                                Belgium
          Damixa Armaturen GmbH                           Germany
          Damixa SARL                                     France
     Delta Faucet Company of Tennessee                    Delaware
     Delta Faucet of Oklahoma, Inc.                       Delaware
     Delta Faucet Services (Korea)                        Korea
     Delta Faucet Services (Singapore)                    Singapore
     Delta Faucet Services (Thailand)                     Thailand
     Delta International Services, Inc.                   Delaware
     Hydrotech, Inc.                                      Michigan
     Masco Canada Limited                                 Ontario
     Masco Corporation Limited                            United Kingdom
          Berglen Group Limited                           United Kingdom
          [Gummers]                                       United Kingdom
          Heritage Bathrooms, Plc                         United Kingdom
          Kiloheat Limited                                United Kingdom
          Moore Group Limited                             United Kingdom
               Moore Furniture Group Limited              United Kingdom
          NewTeam Export (Jersey) Limited                 Jersey
          NewTeam Management Services Ltd.                Jersey
          NewTeam Ltd.                                    United Kingdom
          Chromeco Ltd.                                   United Kingdom
          Harplace Ltd.                                   United Kingdom
     Masco Europe, Inc.                                   Delaware

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(Subsidiaries of Masco Corporation of Indiana continued)

     Masco GmbH (98%)                                      Germany
          Alfred Reinecke GmbH & Co. KG                    Germany
          Alma Kuechen Aloys Meyer GmbH & Co. KG           Germany
          Dusakabin - Wien Austria                         Austria
          E. Missel GmbH & Co.                             Germany
          Gebhardt Flaektteknik Aktiebolag                 Sweden
          Gebhardt Ventilatoren GmbH & Co.                 Germany
          Gebhardt Singapore                               Singapore
          Gebhardt Ventilatoren A/S                        Denmark
          Gebhart Venblodores, S.L.                        Spain
          Hueppe Belgium N.V./S.A.                         Belgium
          Hueppe GesmbH                                    Austria
          Hueppe GmbH & Co.                                Germany
          Hueppe Sarl                                      France
          Hueppe Czech Republik                            Czech Republic
          Hueppe Netherlands                               Holland
          Hueppe Poland                                    Poland
          Hueppe Switzerland                               Switzerland
          Hueppe Italy                                     Italy
          Intermart Insaat Malzemeleri
            Sanayi ve Ticaret AS                           Turkey
          Jung Pumpen GesmbH                               Austria
          Jung Pumpen GmbH&Co.                             Germany
               Jung Pumpen SARL                            France
          Jung Pumpen Ltd.                                 United Kingdom
          Masco Belgium N.V.                               Belgium
               Vasco     N.V.                              Belgium
               Thermic N.V.                                Belgium
               LTV Transport N.V.                          Belgium
               Vasco GmbH                                  Denmark
               Vasco BC S.C.                               France
               Vasco Ltd. UK                               Great Britain
               Vasco B.V.                                  Netherlands
               Vasco Ges.m.b.H                             Austria
               Vasco sp.z.o.o.                             Poland
          Masco Mobiliario S.L.                            Spain
               Alvic S.A.                                  Spain
               Alvinor S.A.                                Spain
               Cockit S.A.                                 Spain
               Cockit-Madrid S.L.                          Spain
               Desarollos Modulares (Barcelona) S.A.       Spain
               Desarollos Modulares S.A.                   Spain
               Madetres S.A.                               Spain
               Ofitres S.A.                                Spain
               Reser Sl                                    Spain

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(Subsidiaries of Masco GmbH which is a 98% owned subsidiary of
Masco Corporation of Indiana other 2% owned by Masco Corporation continued)

          SKS Stakusit-Bautechnik GmbH                      Germany
               Bauelemente Bertram GmbH                     Germany
               BBD Bauelemente Bertram Duisburg GmbH        Germany
               elket Kunststoff-Technik GmbH&Co.            Germany
               SKS Stakusit-STAHL-Kunststoff                Germany
                    SKS Stakusit POLSKA Sp.Z.0.0.           Poland
                    SKS Stakusit GmbH                       Austria
     N.V. Weiser Europe S.A.                                Belgium
     Rubinetterie Mariani S.P.A.                            Italy
          Studio Technico Sviluppo E. Richerche S.R.L.      Italy
     Weiser Inc.                                            Canada
          Weiser (U.K.) Ltd.                                United Kingdom
Masco de Puerto Rico, Inc.                                  Puerto Rico
Masco International Sales, Inc.                             Barbados
Masco International, Inc.                                   Delaware
Masco IRC, Inc.                                             Delaware
Masco Japan Ltd.                                            Delaware
Masco Philippines Inc.                                      Philippines
Masco of Russia                                             Russia
Masco Services, Inc.                                        Delaware
Masco Training Services, Inc.                               Delaware
Mascomex S.A. de C.V.                                       Mexico
Melard Manufacturing Corp.                                  Delaware
Merillat Industries, Inc.                                   Michigan
     Merillat Corporation                                   Delaware
     Merillat Transportation Company                        Delaware
Mirolin Industries, Inc.                                    Ontario
Morgantown Plastics Company                                 Delaware
Outlet Corp.                                                Delaware
Peerless Faucet Sales Corporation                           Delaware
StarMark, Inc.                                              South Dakota
     SMI Retail Corp.                                       Delaware
     SMI Transportion, Inc.                                 Delaware
     StarMark of Virginia, Inc.                             Virginia
Texwood Industries, Inc.                                    Delaware
     Quality Cabinets Inc.                                  Texas
     Quality Doors Inc.                                     Texas
Vapor Technologies, Inc.                                    Delaware
Watkins Manufacturing Corporation                           California
     Hot Spring Spas New Zealand (50%)                      New Zealand
W/C Technology Corporation                                  Delaware
Zenith Products Corporation                                 Delaware


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